UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2008

E-Z-EM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13003	11-1999504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 333-8230

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
       Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
       Act (17 CFR 240.13e-4(c))

 Item 2.01     Completion of Acquisition or Disposition of Assets.

(a)-(f)     On April 1, 2008, in accordance with the Agreement and Plan of Merger, dated as of October 30, 2007 (the “Merger Agreement”), by and among E-Z-EM, Inc., a Delaware corporation (the “Company”), Eagle Acquisition Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Bracco Diagnostics, Inc., a Delaware corporation (“Bracco”), Bracco and Bracco Imaging S.p.A., a corporation organized under the laws of the Republic of Italy (for the limited purposes specified therein), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Bracco (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, each of the shares of common stock, par value $0.10 per share, of the Company issued and outstanding immediately prior to the effective time (other than shares held in the treasury of the Company or owned by Bracco, Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, or shares held by any stockholders exercising appraisal rights by following the procedures of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) was canceled and converted into the right to receive $21.00 in cash per share (without interest and less any required tax withholdings).

On a fully diluted basis, the transaction is valued at approximately $244 million.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text to the Merger Agreement, a copy of which was attached as Annex A to the definitive Proxy Statement filed with the Securities and Exchange Commission on February 14, 2008 and is incorporated into this item 2.01 in its entirety by reference.

Item 3.01     Material Modification to Rights of Security Holders.

          The description of the effects of the Merger contained in Item 2.01 above is incorporated herein by reference.

Item 5.01     Changes in Control of Registrant.

(a)      On April 1, 2008, Bracco acquired control of the Company pursuant to the Merger described in Item 2.01 above, which description is incorporated herein by reference. Bracco beneficially owns all of the voting securities of the Company. Bracco financed the cash consideration by a combination of available cash and debt financing.

(b)      Not applicable.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All directors of the Company resigned as directors as of the effective time of the Merger. Pursuant to the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Surviving Corporation as of the effective time of the Merger, and certain officers of the Company immediately prior to the effective time of the Merger became the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended to read in its entirety as the certificate of incorporation filed as an exhibit to the certificate of merger that was filed with the Secretary of State of the State of Delaware on April 1, 2008, and, as so amended, is the certificate of incorporation of the Surviving Corporation, as may be amended as provided therein or by applicable law.

Item 8.01      Regulation FD Disclosure.

The Company issued a press release on April 1, 2008 announcing the closing of the Merger. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Z-EM, INC.

Date: April 1, 2008	By: /s/ Anthony Lombardo
Name: Anthony Lombardo
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on April 1, 2008